                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:            February 14, 1995



                            HEALTHSOUTH Corporation
           ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




          Delaware                    1-10315                   63-0860407
    ------------------               ---------                 ------------
      (State or Other               (Commission              (I.R.S. Employer
Jurisdiction of Incorporation       File Number)            Identification No.)
       or Organization)



      Two Perimeter Park South
         Birmingham, Alabama                                       35243
    ----------------------------                               -------------
       (Address of Principal                                     (Zip Code)
         Executive Offices)



  Registrant's Telephone Number,                               (205) 967-7116
       Including Area Code:
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ITEM 5.      OTHER EVENTS

     HEALTHSOUTH Corporation (the "Company") is filing this Current Report on Form 8-K to announce its financial results for the month of January 1995. These consolidated results reflect the operations of the Company following consummation of its merger with ReLife, Inc. ("ReLife"), which was completed December 29, 1995 and which was accounted for as a pooling of interests. HEALTHSOUTH is filing this Report to comply with provisions of the Plan and Agreement of Merger with ReLife.

     For the month of January 1995, HEALTHSOUTH's consolidated revenues were $93,987,000 and its consolidated net income was $5,827,000, or $.15 per share. Weighted average common and common equivalent shares outstanding for the month were 39,215,000 shares.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 14, 1995.

                                 HEALTHSOUTH Corporation


                                 By /s/  ANTHONY J. TANNER
                                   -----------------------------
                                         Anthony J. Tanner
                                      Executive Vice President
                                            and Secretary